Exhibit 10.46

EXECUTION COPY

ADDITIONAL PARTY ADDENDUM

Reference is made to the Revolver Intercreditor Agreement dated as of February 22, 2007 (the “Intercreditor Agreement”) between Deutsche Bank AG New York Branch (“DBNY”), as First Lien Collateral Agent, Deutsche Bank Trust Company Americas, as Second Lien Collateral Agent and Deutsche Bank AG Cayman Islands Branch, as Third Lien Collateral Agent (the “Existing Third Lien Collateral Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

DBNY is executing this Additional Party Addendum in its capacity as collateral agent (the “Collateral Agent”) under the Junior Lien Term Loan Agreement (amending and restating in its entirety the Bridge Loan Agreement dated as of February 22, 2007, the “Existing Bridge Loan Agreement”) dated as of March 15, 2007 (the “Loan Agreement”), among Building Materials Corporation of America and certain of its Subsidiaries and the lenders party thereto from time to time.  The Loan Agreement amends and restates in its entirety the Existing Bridge Loan Agreement and constitutes the Third Lien Obligations under the Intercreditor Agreement, and the Collateral Agent is the replacement for the Existing Third Lien Collateral Agent.  By execution of this Additional Party Addendum, the Collateral Agent hereby acknowledges and agrees to be bound by the terms of the Intercreditor Agreement as the Third Lien Collateral Agent, as if originally so bound.  The Collateral Agent represents and warrants that it has received a copy of each of the First Lien Documents, the Second Lien Documents and the Third Lien Documents and satisfies each and all of the criteria set forth therein for the assumption of its role as a Third Lien Collateral Agent.  Accompanying this Additional Party Addendum is the Officers’ Certificate contemplated by Section 7.4 of the Intercreditor Agreement.

This Additional Party Addendum shall be governed and construed in accordance with the laws of the State of New York.  Notices delivered to the undersigned pursuant to this Additional Party Addendum shall be delivered in accordance with the notice provisions set forth in the Credit Agreement but to the address set forth below or such other address provided in writing, to the Company and other parties to the Intercreditor Agreement.

[SIGNATURE PAGE FOLLOWS]

DEUTSCHE BANK AG NEW YORK BRANCH
60 Wall Street, MS 0208
New York, NY 10005

By:	/s/ Marguerite Sutton
Name: Marguerite sutton
Title: Director

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President